CERTIFICATION PURSUANT TO
         18 U.S.C. SECTION 1350
          AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Great Expectations & Associates, Inc. (the "Company") on Form 10-Q for the period ending July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Fred W. Mahlke, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
            (1) The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Fred W. Mahlke
-----------------------------
Fred W. Mahlke
Chief Executive Officer
Chief Financial Officer

September 10, 2004